RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-189888

Final Pricing Supplement Dated October 3, 2014 to the Product Prospectus Supplement Dated July 26, 2013, Prospectus Supplement Dated July 23, 2013, and Prospectus, Dated July 23, 2013	$6,100,000 Issuer Callable Reverse Convertible Notes Linked to the Worst Performing of three Equity Securities

Royal Bank of Canada is offering Issuer Callable Reverse Convertible Notes linked to the Worst Performing of three equity securities: (1) Baker Hughes Incorporated, (2) Chevron Corporation and (3) Halliburton Company (“RevCons” or the “Notes”). The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated July 23, 2013, “Additional Risk Factors Specific to Your Notes” beginning on page PS-4 of the product prospectus supplement dated July 26, 2013 and “Selected Risk Considerations” beginning on page P7 of this pricing supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	October 3, 2014	Principal Amount:	$1,000 per RevCons
Issue Date:	October 17, 2014	Coupon Payments:	The coupon will be paid on the Maturity Date, unless the Notes are previously called. (30/360)

Reference Stocks	Initial Stock Prices	Barrier Prices
Baker Hughes Incorporated (“BHI”)	$61.69	$43.18 (70% of the Initial Stock Price, rounded to two decimal places)
Chevron Corporation (“CVX”)	$117.71	$82.40 (70% of the Initial Stock Price, rounded to two decimal places)
Halliburton Company (“HAL”)	$61.86	$43.30 (70% of the Initial Stock Price, rounded to two decimal places)
Final Stock Price:	The closing price of each Reference Stock on the Valuation Date.
Issuer Call Option:
At our option, the Notes may be called daily beginning on February 3, 2015, the Initial Call Date. The Call Price will be 100% of the principal amount, plus any accrued and unpaid interest to but excluding the applicable Call Settlement Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount, $1,000 plus accrued and unpaid interest at maturity, unless the closing price of any Reference Stock on any trading day during the Monitoring Period is less than its respective Barrier Price and the Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price.

If the closing price for any Reference Stock is less than its Barrier Price on any trading day during the Monitoring Period, and the Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price, then the investor will receive at maturity, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Worst Performing Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of any Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the Valuation Date
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Worst Performing Reference Stock equal to the principal amount divided by its Initial Stock Price, subject to adjustment as described in the product prospectus supplement.

Term of Notes	Cusip	Annual Coupon Rate	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
12 months	78010UH42	11.25% per annum	$6,100,000 100%	$0 0%	$6,100,000 100%

The initial estimated value of the Notes as of the Pricing Date is $959.10 per $1,000 in principal amount, which is less than the price to public. The actual value of the Notes at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value in more detail below. See also “Supplemental Plan of Distribution (Conflicts of Interest)” below, which includes a discussion of fees we will pay in connection with this offering.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to an offering of Reverse Convertible Notes (“RevCons” or the “Notes”) linked to the worst performing of three equity securities, (each a “Reference Stock,” and collectively, the “Reference Stocks”).  The Notes have a term of twelve (12) months.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series F

Pricing Date:	October 3, 2014

Issue Date:	October 17, 2014

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Rate:	11.25% per annum.

Coupon Payment:	The coupon will be paid in one payment on the Maturity Date, unless the Notes are previously called. (30/360)

Coupon Payment Date:	The Maturity Date. No payments will be made prior to the Maturity Date, unless we call the Notes.

Issuer Call Option:	The Notes may be called at our option on or after the Initial Call Date.

Payment if Called:	If the Notes are called, then, on the Call Settlement Date, for each $1,000 principal amount, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.

Initial Call Date:	February 3, 2015

Call Settlement Dates:	Ten business days following any date the Notes are called, if applicable.

Valuation Date:	October 5, 2015

Maturity Date:	October 19, 2015, unless subject to the Issuer Call Option.

Reference Stocks:	Baker Hughes Incorporated (“BHI”), Chevron Corporation (“CVX”) and Halliburton Company (“HAL”).

Worst Performing Reference Stock:	The Reference Stock which has the lowest Percentage Change. “Percentage Change” means, expressed as a percentage, an amount equal to: Final Stock Price-Initial Stock Price Initial Stock Price

Term:	As set forth on the cover page.

Initial Stock Prices:	As set forth on the cover page.

Barrier Prices:	As set forth on the cover page.

RBC Capital Markets, LLC
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Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

Final Stock Prices:	The closing price of each Reference Stock on the Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 in principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity, unless the closing price of any Reference Stock on any trading day during the Monitoring Period is less than its respective Barrier Price and the Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price.

If the closing price for any Reference Stock is less than its Barrier Price on any trading day during the Monitoring Period, and the Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price, then the investor will receive at maturity, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Worst Performing Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of any Reference Stock.

Monitoring Period:	The period from and excluding the Pricing Date to and including the Valuation Date.

Monitoring Method:	Close of Trading Day.

Physical Delivery Amount:
For each $1,000 in principal amount of the Notes, a number of shares of the Worst Performing Reference Stock equal to the principal amount divided by its Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Worst Performing Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:	The product of the Physical Delivery Amount multiplied by the Final Stock Price of the Worst Performing Reference Stock.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2 and P3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P3

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013 and the product prospectus supplement dated July 26, 2013, relating to our Senior Global Medium-Term Notes, Series F, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated July 23, 2013 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated July 26, 2013, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

Prospectus Supplement dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

Product Prospectus Supplement dated July 26, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004119/f725136424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P4

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not purport to be representative of every possible scenario concerning increases or decreases in the price of each Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of each Reference Stock.

The table below illustrates the Payment at Maturity of the notes (excluding the Coupon Payment) for a hypothetical range of performance for the Worst Performing Reference Stock assuming an Initial Stock Price of $100.00, a Barrier Price of $70.00 and an initial investment of $1,000, and assuming the notes are not called and that the closing price of one or more of the Reference Stocks has fallen below its applicable Barrier Price during the Monitoring Period. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity for a range of Final Stock Prices on the Valuation Date.  The third column shows the Physical Delivery Amount as a number of shares of the Worst Performing Reference Stock. The fourth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount. If the notes are redeemed prior to maturity, the hypothetical examples below will not be relevant, and you will receive on the applicable Call Settlement Date, for each $1,000 principal amount, $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date. If the price of none of the Reference Stocks falls below the Barrier Price during the Monitoring Period, the hypothetical examples below will not be relevant, and you will receive at maturity for each $1,000 principal amount, $1,000 plus the Coupon Payment.

We make no representation or warranty as to which of the Reference Stocks will be the Worst Performing Reference Stock for purposes of calculating the payment, if any, we will deliver or pay on the Maturity Date.

Hypothetical Final Stock Price of the Worst Performing Reference Stock	Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Worst Performing Reference Stock	Cash Delivery Amount
$125.00	100.00%*	n/a*	n/a*
$100.00	100.00%*	n/a*	n/a*
$80.00	100.00%*	n/a*	n/a*
$70.00	100.00%*	n/a*	n/a*
$69.90	Physical or Cash Delivery Amount	10.00	$699.00
$50.00	Physical or Cash Delivery Amount	10.00	$500.00
$40.00	Physical or Cash Delivery Amount	10.00	$400.00
$20.00	Physical or Cash Delivery Amount	10.00	$200.00
$0.00	Physical or Cash Delivery Amount	10.00	$0.00

*Although the price of one or more of the Reference Stocks has fallen below its Barrier Price during the Monitoring Period, the investor will receive at maturity the Principal Amount plus the Coupon Payment.

RBC Capital Markets, LLC
P5

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the total returns on the Notes are calculated.

Example 1: The price of the Worst Performing Reference Stock increases by 25% from the Initial Stock Price of $100.00 to the Final Stock Price of $125.00.  Because the Final Stock Price of the Worst Performing Reference Stock is greater than its Initial Stock Price of $100.00, the investor receives at maturity, in addition to any accrued and unpaid coupon on the securities, a cash payment of only $1,000.00 per security, despite the 25% appreciation in the value of the Worst Performing Reference Stock.

Example 2: The price of the Worst Performing Reference Stock decreases by 20% from the Initial Stock Price of $100.00 to the Final Stock Price of $80.00, but none of the Reference Stocks falls below their respective Barrier Prices during the Monitoring Period.  Although the Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price, none of the Reference Stocks falls below its Barrier Price on a trading day during the Monitoring Period. The investor receives at maturity, in addition to any accrued and unpaid coupon on the securities, a cash payment of $1,000.00 per security, despite the 20% decline in the value of such Worst Performing Reference Stock.

Example 3: The price of the Worst Performing Reference Stock decreases by 20% from the Initial Stock Price of $100.00 to the Final Stock Price of $80.00, and one or more of the Reference Stocks falls below its Barrier Price during the Monitoring Period.  The Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price, and the closing price of one or more of the Reference Stocks fell below its Barrier Price on a trading day during the Monitoring Period. The investor receives at maturity the Physical Delivery Amount (or at our option, the Cash Delivery Amount), in addition to any accrued and unpaid coupon on the securities. The value of the Physical Delivery Amount (or Cash Delivery Amount, if applicable) that the investor receives is $800 per $1,000 in principal amount of the notes, representing a 20% loss of your principal amount. This $800 payment, together with the $112.50 of interest payable per $1,000 in principal amount of the Notes on the Maturity Date, results in the loss of 8.750% of a $1,000 investment.

*   *  *

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stocks that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in any Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

RBC Capital Markets, LLC
P6

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Reference Stocks.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the closing price of any Reference Stock between the Pricing Date and the Valuation Date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Notes Are Linked to the Worst Performing Reference Stock — If any of the Reference Stocks has a Final Stock Price that is less than its Barrier Price, your return will be linked to the worst performing of the three Reference Stocks.  It is possible that each of the Reference Stocks will have a negative Percentage Change.

•
The Notes Are Subject to Early Redemption — The Notes may be called daily at our discretion any time on or after the Initial Call Date. If the Notes are called, then, on the Call Settlement Date, for each $1,000 in principal amount, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.  You will not receive any interest payments after the Call Settlement Date.  You may be unable to reinvest your proceeds from the call in an investment with a return that is as high as the return on the Notes would have been if they had not been called.

•
Market Disruption Events and Adjustments — The payment at maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Initial Estimated Value of the Notes Is Less than the Price to the Public - The initial estimated value set forth on the cover page of this pricing supplement does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the Notes in any secondary market (if any exists) at any time.  If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the price of the Reference Stocks, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the referral fee described below and the estimated costs relating to our hedging of the Notes.  These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the referral fee and the hedging costs relating to the Notes. In addition to bid-ask spreads, the value of the Notes determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the Notes and determine the initial estimated value.  As a result, the secondary price will be less than if the internal funding rate was used.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

•
The Initial Estimated Value of the Notes on the Cover Page of this Pricing Supplement Is an Estimate Only, Calculated as of the Time the Terms of the Notes Were Set - The initial estimated value of the Notes is based on the value of our obligation to make the payments on the Notes, together with the mid-market value of the derivative embedded in the terms of the Notes.  See “Structuring the Notes” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Notes.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Notes or similar securities at a price that is significantly different than we do.

The value of the Notes at any time after the Pricing Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Notes in any secondary market, if any, should be expected to differ materially from the initial estimated value of your notes.

RBC Capital Markets, LLC
P8

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

U.S. FEDERAL TAX INFORMATION

RevCon 78010UXL6: 0.58% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated July 26, 2013 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes, and is supplemented by the following disclosure:

Dividend Equivalent: Under proposed U.S. Treasury Department regulations, withholding due to any payment being treated as a “dividend equivalent” (as discussed on page PS-34 of the product prospectus supplement) will begin no earlier than January 1, 2016.  In addition, the U.S. Treasury Department and Internal Revenue Service have announced that they intend to limit this withholding to equity-linked instruments issued on or after the date that is 90 days after the date of publication in the U.S. Federal Register of final regulations addressing dividend equivalent withholding.

RBC Capital Markets, LLC
P9

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

INFORMATION REGARDING THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Baker Hughes Incorporated supplies reservoir-centered products, services, and systems to the worldwide oil and gas industry. The company provides products and services for oil and gas exploration, drilling, completion, and production. The company also manufactures and markets a variety of roller cutter bits and fixed cutter diamond bits.  Its common stock trades on the New York Stock Exchange under the symbol “BHI.”

o	Information filed with the SEC under the Exchange Act can be located by referencing its CIK number: 0000808362

•
Chevron Corporation is an energy company with operations in countries located around the world. The company produces and transports crude oil and natural gas. The company also refines, markets, and distributes fuels, and is involved in chemical operations, mining operations, power generation and energy services. Its common stock trades on the New York Stock Exchange under the symbol “CVX.”

o	Information filed with the SEC under the Exchange Act can be located by referencing its CIK number: 0000093410

•
Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Its common stock trades on the New York Stock Exchange under the symbol “HAL.”

o	Information filed with the SEC under the Exchange Act can be located by referencing its CIK number: 0000045012

RBC Capital Markets, LLC
P10

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each Reference Stock.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2011, 2012 and 2013, the first, second and third calendar quarters of 2014 and for the period from October 1, 2014 to October 3, 2014.

We obtained the information regarding the historical performance of each Reference Stock in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date.  We cannot give you assurance that the performance of each Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P11

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	74.89	54.34	73.43
4/1/2011	6/30/2011	79.16	66.26	72.56
7/1/2011	9/30/2011	80.99	46.06	46.16
10/1/2011	12/30/2011	61.49	41.92	48.64

1/1/2012	3/30/2012	52.96	40.21	41.94
4/1/2012	6/29/2012	45.17	37.09	41.10
7/1/2012	9/28/2012	50.96	38.15	45.23
10/1/2012	12/31/2012	47.61	39.44	40.84

1/1/2013	3/28/2013	48.00	40.98	46.41
4/1/2013	6/28/2013	48.63	42.61	46.13
7/1/2013	9/30/2013	50.87	46.11	49.10
10/1/2013	12/31/2013	58.83	48.37	55.26

1/1/2014	3/31/2014	65.75	50.85	65.02
4/1/2014	6/30/2014	75.04	63.15	74.45
7/1/2014	9/30/2014	75.64	64.48	65.06
10/1/2014	10/3/2014	65.69	60.57	61.69

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P12

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	109.65	90.12	107.43
4/1/2011	6/30/2011	109.94	97.00	102.84
7/1/2011	9/30/2011	109.75	87.31	92.52
10/1/2011	12/30/2011	110.00	86.68	106.40

1/1/2012	3/30/2012	112.28	102.08	107.24
4/1/2012	6/29/2012	108.79	95.74	105.50
7/1/2012	9/28/2012	118.50	103.29	116.56
10/1/2012	12/31/2012	118.38	100.66	108.14

1/1/2013	3/28/2013	121.56	108.75	118.82
4/1/2013	6/28/2013	127.40	114.13	118.34
7/1/2013	9/30/2013	127.82	117.25	121.50
10/1/2013	12/31/2013	125.65	114.44	124.91

1/1/2014	3/31/2014	125.32	109.27	118.91
4/1/2014	6/30/2014	133.57	116.55	130.55
7/1/2014	9/30/2014	135.10	118.67	119.32
10/1/2014	10/3/2014	119.35	116.14	117.71

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	50.47	37.69	49.84
4/1/2011	6/30/2011	51.39	44.47	51.00
7/1/2011	9/30/2011	57.77	30.48	30.52
10/1/2011	12/30/2011	40.42	27.21	34.51

1/1/2012	3/30/2012	39.19	32.02	33.19
4/1/2012	6/29/2012	35.32	26.29	28.39
7/1/2012	9/28/2012	37.99	27.62	33.69
10/1/2012	12/31/2012	36.00	29.84	34.69

1/1/2013	3/28/2013	43.95	35.08	40.41
4/1/2013	6/28/2013	45.75	36.77	41.72
7/1/2013	9/30/2013	50.50	41.86	48.15
10/1/2013	12/31/2013	56.52	48.00	50.75

1/1/2014	3/31/2014	59.98	47.60	58.89
4/1/2014	6/30/2014	71.25	57.15	71.01
7/1/2014	9/30/2014	74.33	63.07	64.51
10/1/2014	10/3/2014	64.88	59.68	61.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on October 17, 2014, which is the tenth (10th) business day following the Pricing Date (this settlement cycle being referred to as “T+10”). For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated July 23, 2013.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than three business days prior to the original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

We will pay a referral fee to an agent for the investors in the Notes that is equal to 2.20% of the principal amount of the Notes.

STRUCTURING THE NOTES

The Notes are our debt securities, the return on which is linked to the performance of the Reference Stocks.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Notes reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Notes at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than the secondary market rate, is a factor that reduced the initial estimated value of the Notes at the time their terms were set. Unlike the estimated value included in this pricing supplement, any value of the Notes determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the Notes than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Reference Stocks, and the tenor of the Notes.  The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.

The lower implied borrowing rate is a factor that reduces the economic terms of the Notes to you.  The initial offering price of the Notes also reflects the referral fee and our estimated hedging costs.  These factors result in the initial estimated value for the Notes on the Pricing Date being less than their public offering price.  See “Selected Risk Considerations—The Initial Estimated Value of the Notes Is Less than the Price to the Public” above.

RBC Capital Markets, LLC
P15

Callable Reverse Convertible Notes due October 19, 2015 Linked to the Worst Performing of Three Equity Securities

VALIDITY OF THE NOTES

In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 24, 2013, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on July 24, 2013.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated July 24, 2013, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated July 24, 2013.

RBC Capital Markets, LLC
 P16